Exhibit 10.21

UNITI GROUP INC.
2015 EQUITY INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

Summary of Restricted Stock Unit Award

As of the Date of Grant set forth below, Uniti Group Inc., a Maryland corporation (the “Company”), grants to the Grantee named below, in accordance with the terms of the Uniti Group Inc. 2015 Equity Incentive Plan (the “Plan”), and this Restricted Stock Unit Agreement (the “Agreement”), the contingent right to receive all, a portion or a multiple of the Target Number of Restricted Stock Units set forth below:

Name of Grantee:
Target Number of Restricted Stock Units:
Date of Grant:

Terms of Agreement

1.Grant of Restricted Stock Units. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee as of the Date of Grant this Performance-Based Restricted Stock Unit Award, which represents the contingent right to receive all, a portion, or a multiple of the Target Number of Restricted Stock Units (the “Restricted Stock Units”) set forth herein.  Except as otherwise provided herein, each Restricted Stock Unit shall represent the right to receive one Common Share and shall at all times be equal in value to one Common Share.

2.Right to Receive Payment.

(a)In General.

(i)The Grantee shall vest in all or a portion of the Target Number of Restricted Stock Units on _______________, 2018 (the “Vesting Date”), in accordance with the performance matrix attached hereto as Appendix A (the “Performance Matrix”); provided that the Grantee shall have remained in the continuous employ of the Company or any Subsidiary through the Vesting Date.

(ii)Notwithstanding the provisions of Section 2(a)(i), in the event the Grantee’s employment with the Company and its Subsidiaries is terminated without Cause, the Grantee terminates his employment with the Company or a Subsidiary for Good Reason, the Grantee experiences a Company-approved retirement (as determined in the sole discretion of the Committee), or the Grantee dies or becomes permanently disabled (as determined by the Committee) while in the employ of the Company or any Subsidiary, the Grantee shall remain eligible to vest in his Restricted Stock Units on the Vesting Date subject to the Performance Matrix and actual performance achieved.  On the Vesting Date following such termination of employment, the Grantee shall vest in a pro-rated portion of the Restricted Stock Units which

Grantee would have been entitled had such termination of employment not occurred, based on the number days the Grantee was employed by the Company between the Date of Grant and the Vesting Date.

(iii)Notwithstanding the provisions of Section 2(a)(i) or 2(a)(ii), the Target Number of Restricted Stock Units covered by this Agreement (and not previously vested under Section 2(a) or forfeited under Section 3) shall immediately become vested if, prior to the applicable Vesting Date, the Grantee’s employment with the Company or any Subsidiary is terminated without Cause or the Grantee terminates his employment with the Company or any Subsidiary for Good Reason, in each case within the one year period immediately following a Change in Control.

(iv)Notwithstanding anything contained in this Agreement to the contrary, the Committee may, in its sole discretion, at any time declare the Restricted Stock Units vested and nonforfeitable on such terms and conditions as it deems appropriate.

(c)Adjustment of Performance Goals.  If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or any Subsidiary, the manner in which it conducts business or other events or circumstances render any of the Performance Goals to be unsuitable, the Committee may modify such Performance Goal or the level of achievement, in whole or in part, as the Committee deems appropriate.

3.Forfeiture.  The Restricted Stock Units that have not yet vested pursuant to Section 2(a) (and any right to unpaid Dividend Equivalents under Section 7 with respect to the Restricted Stock Units) shall be forfeited automatically without further action or notice (i) except as otherwise provided pursuant to Section 2(a)(ii), to the extent that the Performance Goal for a fiscal year has not been achieved, but only with respect to the percentage of the Target Number of Restricted Stock Units allocated to such fiscal year; or (ii) in the event the Grantee ceases to be employed by the Company or any Subsidiary other than as provided in Section 2(a)(ii).

4.Payment of Restricted Stock Units.

(a)In General.  Except as may be otherwise provided in this Section 4, the Company shall deliver to the Grantee (or the Grantee’s estate in the event of death) the Shares underlying the vested Restricted Stock Units within sixty (60) days after the date that they become vested in accordance with Section 2.

(b)Special Payment Terms.  To the extent that the Grantee’s right to receive payment of the Restricted Stock Units constitutes a “deferral of compensation” within the meaning of Section 409A of the Code, then notwithstanding Section 4(a), the Shares underlying the Restricted Stock Units that become vested pursuant to Section 2(a)(ii), if any, shall be subject to the following rules:

(i)Except as provided in Section 4(b)(ii), the Shares underlying the Restricted Stock Units that become vested pursuant to Section 2(a)(ii) shall be delivered to the Grantee (or the Grantee’s estate in the event of death) within sixty (60) days after the earlier of (x) the Grantee’s “separation from service” within the meaning of Section 409A of the Code; or (y) the Vesting Date next following the date that the Restricted Stock Units become vested pursuant to Section 2(a)(ii).

(ii)If the Restricted Stock Units would otherwise become payable as a result of Section 4(b)(i)(x) but the Grantee is a “specified employee” at that time within the meaning of Section 409A of the Code (as determined pursuant to Company’s policy for identifying specified employees), then to the extent required to comply with Section 409A of the Code, payment of the Restricted Stock Units shall not be made as described Section 4(b)(i) and (x) in the case of a separation from service pursuant to Section 2(a)(ii)(A) the Shares shall instead be delivered to the Grantee within sixty (60) days after the first business day that is more than six months after the date of his or her separation from service or, if the Grantee dies during such six-month period, within ninety (90) days after the Grantee’s death (such date the “409A Settlement Date”) and (y) in the case of a separation from service pursuant to Section 2(a)(ii)(B) payment of the Restricted Stock Units shall be made on the 409A Settlement Date in cash (in lieu of payment in Shares) with a value equal to the number of Shares that otherwise would have been paid multiplied by the Market Value per Share as of the date of such separation from service, together with interest from the date of such separation from service until the 409A Settlement Date at the applicable Federal short-term rate, compounded semi-annually, in effect under 1274(d) of the Code as of the date of such separation from service.

(c)Satisfaction of the Company’s Obligations.  The Company’s obligations with respect to the Restricted Stock Units shall be satisfied in full upon the delivery of the Shares underlying the Vested Restricted Stock Units or the cash payment described in Section 4(b)(ii)(y).

5.Transferability.  The Restricted Stock Units or the right to the cash payment described in Section 4(b)(ii)(y) may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Grantee, unless otherwise provided under the Plan.  Any purported transfer or encumbrance in violation of the provisions of this Section 5 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Restricted Stock Units or cash payment right.

6.No Dividend, Voting or Other Rights.  The Grantee shall not possess any incidents of ownership (including, without limitation, dividend and voting rights) in the Common Shares underlying the Restricted Stock Units credited to his or her account until such Common Shares have been delivered to the Grantee in accordance with Section 4.  The obligations of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver Common Shares or cash as the case may be (and pay Dividend Equivalents as defined in Section 7) in the future, and the rights of the Grantee will be no greater than that of an unsecured general creditor. No assets of the Company or any Subsidiary will be held or set aside as security for the obligations of the Company under this Agreement.

7.Dividend Equivalents.  Upon payment of a vested Restricted Stock Unit, the Grantee shall be entitled to a cash payment equal to the aggregate cash dividends declared and paid or payable with respect to one (1) Common Share for each record date that occurs during the period beginning on the Date of Grant and ending on the date the vested Restricted Stock Unit is paid or, in the case of a separation from service pursuant to Section 2(a)(ii)(B), the date of the separation from service (the “Dividend Equivalent”).  The Dividend Equivalents shall be forfeited to the extent that the underlying Restricted Stock Unit is forfeited and shall be paid to the Grantee, if at all, at the same time that the related vested Restricted Stock Unit is paid to the Grantee in accordance with Section 4.

8.Continuous Employment.  For purposes of this Agreement, the continuous employment of the Grantee with the Company or any Subsidiary shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company or any Subsidiary, by reason of the transfer of his or her employment among the Company and any Subsidiary, or a leave of absence approved by the Committee.

9.No Employment Contract; Disclaimer.  Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continuance of employment by the Company or any Subsidiary, nor limit or affect in any manner the right of the Company and any Subsidiary to terminate the employment or adjust the compensation of the Grantee, in each case with or without Cause.  By acceptance of this Agreement, the Grantee acknowledges and agrees that neither this Agreement nor any other agreement awarded prior to the date hereof under any equity compensation plan of the Company or its Subsidiaries has created or shall create, or be deemed or construed to create or have created, (i) a contractual, equitable, or other right to receive future grants of equity awards, or other benefits in lieu of equity awards, or (ii) a fiduciary duty or other comparable duty of trust or confidence owed to the Grantee (or any successor, assign, affiliate or family member of the Grantee) by the Company and its affiliates and its respective officers, directors, employees, agents or contractors.

10.Relation to Other Benefits.  Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any Subsidiary.

11.Taxes and Withholding.  The Grantee is responsible for any federal, state, local or other taxes with respect to the Restricted Stock Units (including the vesting of the Restricted Stock Units, the receipt of Common Shares or cash and the receipt of Dividend Equivalents).  The Company does not guarantee any particular tax treatment or results in connection with the grant or vesting of the Restricted Stock Units, the delivery of Common Shares or cash or the payment of Dividend Equivalents.  To the extent the Company or any Subsidiary of the Company is required to withhold any federal, state, local, foreign or other taxes in connection with the delivery of Common Shares or cash under this Agreement, the Grantee shall pay the tax or make provisions that are satisfactory to the Company or such Subsidiary for the payment thereof.  The Grantee may elect (on a form provided by the Company) for the Company or any Subsidiary (as applicable) to retain a number of Common Shares otherwise deliverable hereunder (to the extent any cash otherwise payable is insufficient) with a value equal to the required withholding (based on the Market Value of the Common Shares on the date of delivery) in order to satisfy the withholding obligation; provided that in no event shall the value of the Common Shares together with any cash retained exceed the minimum amount of taxes required to be withheld or such other amount that will not result in a negative accounting impact.  If the Company or any Subsidiary is required to withhold any federal, state, local or other taxes at any time other than upon delivery of Common Shares or cash under this Agreement, then the Company or the Subsidiary (as applicable) shall have the right in its sole discretion to (a) require the Grantee to pay or provide for payment of the required tax withholding, or (b) deduct the required tax withholding from any amount of salary, bonus, incentive compensation or other

amounts otherwise payable in cash to the Grantee (other than deferred compensation subject to Section 409A of the Code).   If the Company or any Subsidiary is required to withhold any federal, state, local or other taxes with respect to Dividend Equivalents, then the Company or Subsidiary (as applicable) shall have the right in its sole discretion to reduce the cash payment related to the Dividend Equivalent by the applicable tax withholding.

12.Compliance with Law.  The Company shall make reasonable efforts to comply with all applicable federal and state securities laws and listing requirements of the NASDAQ or any national securities exchange with respect to the Restricted Stock Units; provided, however, notwithstanding any other provision of this Agreement, the Restricted Stock Units shall not be delivered if the delivery thereof would result in a violation of any such law or listing requirement.

13.Amendments.  Subject to the terms of the Plan, the Committee may modify this Agreement upon written notice to the Grantee.  Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto.  Notwithstanding the foregoing, and except as specifically provided in Sections 2(a)(iii) and 2(b), no amendment of the Plan or this Agreement shall adversely affect the rights of the Grantee under this Agreement regarding vested Restricted Share Units under the Plan and this Agreement without the Grantee’s consent.

14.Severability.  In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

15.Claw-Back Policy.  Notwithstanding any provision contained herein to the contrary, this Agreement, the Restricted Stock Units and any Common Shares that the Grantee may receive pursuant to this Agreement, are subject to the Uniti Group Inc. Claw-Back Policy then in affect (the “Policy”), and the Claw-Back Policy Acknowledgement and Agreement that the Grantee signed in accordance with the Policy (the “Claw-Back Agreement”).

16.Relation to Plan.  This Agreement is subject to the terms and conditions of the Plan.  This Agreement, the Policy, the Claw-Back Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior written or oral communications, representations and negotiations in respect thereto.  In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.  The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the Restricted Stock Units.

17.Successors and Assigns.  Without limiting Section 5, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company and its affiliates.

18.Governing Law.  The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Maryland, without giving effect to the principles of conflict of laws thereof.

19.Electronic Delivery.  The Grantee hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. The Grantee understands that, unless earlier revoked by the Grantee by giving written notice to the Secretary of the Company, this consent shall be effective for the duration of the Agreement.  The Grantee also understands that he or she shall have the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge. The Grantee hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Grantee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company or any Subsidiary to provide administrative services related to the Plan.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Grantee has also executed this Agreement, as of the Date of Grant.

UNITI GROUP INC.

By:   Kenny Gunderman

Title:President and CEO

By clicking the [I Accept] button, the Grantee hereby acknowledges that a copy of the Plan, Plan Summary and Prospectus and the Company’s most recent Annual Report and Proxy Statement (the “Prospectus Information”) are available for viewing on the Company’s intranet site at [web address].  The Grantee hereby consents to receiving this Prospectus Information electronically, or, in the alternative, agrees to contact [name and phone number] to request a paper copy of the Prospectus Information at no charge. The Grantee represents that he or she is familiar with the terms and provisions of the Prospectus Information and hereby accepts the award of Restricted Shares on the terms and conditions set forth herein and in the Plan.  These terms and conditions constitute a legal contract that will bind both you and the Company as soon as you click the [I Accept] button.

APPENDIX A

PERFORMANCE MATRIX

APPENDIX B